SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated March 8, 2019 (the “Effective Date”), by and between Kraig Biocraft Laboratories, Inc., a Wyoming corporation (the “Company”) with the address at 2723 South State Street, Suite 150, Ann Arbor, MI 48104 (the “Company”) and __________________ (the “Purchaser”).   Company and Purchaser are also hereinafter individually and jointly referred to as “Party” and/or “Parties.”

WHEREAS, the Company has determined to raise $1,000,000 (US Dollars) through the sale of shares of units, each consisting of one share of its Class A common stock, no par value per share (“Common Stock”) and two warrants to purchase shares of the Company’s Common Stock (the “Warrants” and, together with the Common Stock, the “Units”).

AGREEMENT

In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Purchase and Sale of Units.

(a)           Upon the following terms and conditions, the Company is offering to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Units for an aggregate price of One Million US Dollars ($1,000,000) (the “Purchase Price”), at a price of $0.06758 per Unit (the “Purchase Price Per Unit”), for 14,797,278 Units. For the removal of doubt in acquiring 14,797,278 Units, the Purchaser is purchasing 14,797,278 shares of the Company’s Class A Common Stock (for purposes of this Agreement, the shares of Class A Common Stock underlying the Unit are hereinafter referred to as the “Unit Shares”) and, for each Unit purchased, the two Warrants described in clause 1(b) herein.

(b)           Each Unit shall include two Warrants, substantially in the form set forth in Exhibit B, one of which entitles the holder to purchase an amount of Common Stock equal to the number of Unit Shares at an exercise price of $0.06 per share and one of which entitles the holder to purchase an amount of Common Stock equal to one-half the number of Unit Shares at an exercise price of $0.08 per share. The Warrants shall be exercisable at any time from the Effective Date until the following expiration dates:

½ of all $0.06 warrant shares shall expire 24 months from issuance
½ of all $0.06 warrant shares shall expire 36 months from issuance
½ of all $0.08 warrant shares shall expire 36 months from issuance
½ of all $0.08 warrant shares shall expire 48 months from issuance

Consequently, under the two Warrants, as the Purchaser is purchasing 14,797,278 Units, the Purchaser is entitled to purchase 14,797,278 shares of Class A Common Stock at an exercise price of $0.06 per share and 7,398,639 shares of Class A Common Stock at an exercise price of $0.08 per share.

2. Closing. The closing of the purchase and sale of the Units (the “Reg S Closing”) shall take place simultaneously with the execution of this Agreement via e-mail by means of PDF copies of signed documents (with the original signed documents to be delivered promptly after Reg S Closing), or at such other time and by such other means as shall be agreed to by the Company and the Purchaser. At the Reg S Closing, the Purchaser shall have delivered the Purchase Price by wire transfer or by check to the Company and the Company shall have delivered a resolution of the Company’s Board of Directors consistent with Section 5(b) hereof.

3. Restrictive Legend. The Units, including the shares of Common Stock and Warrants and shares of Common Stock underlying the Warrants, (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SHARES HAVE BEEN ISSUED IN AN OFFSHORE TRANSACTION BY BIOCRAFT LABORATORIES, INC., IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, EITHER DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF BIOCRAFT LABORATORIES, INC. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT

4. Registration Rights. The Company hereby grants to the Purchaser the registration rights set forth on Exhibit A hereto.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser on behalf of itself, its Subsidiaries (as hereinafter defined), as of the date hereof (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)           Organization, Good Standing and Power. The Company, and each of its Subsidiaries, is a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable) and respectively, has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 5(g) hereof).

(b) Corporate Power; Authority and Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and to issue and sell the Units, including the Common Stock and Warrants contained therein, in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of December 31, 2018 is 816,883,910 shares of common stock, no par value and 2 shares of Series A preferred stock. The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Articles of Incorporation, as amended and in effect on the date hereof (the “Articles”), and the Company’s Bylaws, as amended and in effect on the date hereof (the “Bylaws”).

(d) Issuance of Securities. The Units, the shares of Common Stock and the Warrants included therein, to be issued at the Reg S Closing have been duly authorized by all necessary corporate action and such securities, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and non-assessable.

(e) Subsidiaries. The Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise other than its Vietnamese subsidiary, Prodigy Textile Ltd.

(f)           Commission Documents, Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the U.S. Securities and Exchange Commission (the “Commission” or “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the Form 10-Q for the period ended September 30, 2018 and other material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). The Company has not provided to the Purchaser any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than (i) with respect to the transactions contemplated by this Agreement, or (ii) pursuant to a non-disclosure or confidentiality agreement signed by the Purchaser. At the time of the respective filings, the Form 10-K’s and the Form 10-Q’s complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents. As of their respective filing dates, none of the Form 10-K’s or Form 10-Q’s contained any untrue statement of a material fact; and none omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) No Material Adverse Effect. As of the date of this Agreement, the Company, and its Subsidiaries have not experienced or suffered any Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” shall mean (i) any material adverse effect upon the assets, properties, financial condition, business or prospects of the Company, and its Subsidiaries, when taken as a consolidated whole, and/or (ii) any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material covenants, agreements and obligations under this Agreement.

(h) No Undisclosed Liabilities. Other than as disclosed in the Company’s Commission Documents or on Schedule 5(h) to the knowledge of the Company, neither the Company, nor the Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s and the Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

(i) No Undisclosed Events or Circumstances. To the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company, the Subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(j) Title to Assets. Except where non-compliance would not have a Material Adverse Effect, each of the Company and the Subsidiaries has good and marketable title to (i) all properties and assets purportedly owned or used by them as reflected in the Financial Statements, (ii) all properties and assets necessary for the conduct of their business as currently conducted, and (iii) all of the real and personal property reflected in the Financial Statements free and clear of any Lien. All leases are valid and subsisting and in full force and effect.

(k) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company which questions the validity of this Agreement or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.

(l) Compliance with Law. The Company has all material franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(m)           No Violation. The business of the Company is not knowingly being conducted in violation of any Federal, state, local or foreign governmental laws, or rules, regulations and ordinances of any of any governmental entity, except for possible violations which singularly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company is not required under Federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Units, including the shares of Common Stock and Warrants included therein, in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Reg S Closing.

(n) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, pledge, charge or encumbrance (collectively, “Lien”) of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, provided, however, that, excluded from the foregoing in all cases are such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(o) Certain Fees. Except as set forth on Schedule 5(o) hereto, no brokers fees, finders fees or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

(p) Books and Record. Except as may have otherwise been disclosed in the Commission Documents, the books and records of the Company accurately reflect in all material respects the information relating to the business of the Company.

(q) Material Agreements. Any and all written or oral contracts, instruments, agreements, commitments, obligations, plans or arrangements, the Company and the Subsidiaries is a party to, that a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 (collectively, the “Material Agreements”) if the Company or any subsidiary were registering securities under the Securities Act has previously been publicly filed with the Commission in the Commission Documents.

(r)  Transactions with Affiliates. Except as set forth in the Financial Statements or in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of Subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

6. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof:

(a) Intentionally Omitted.

(b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, or managers, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms hereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, provided, that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Status of Purchaser. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

(e)           Reliance on Exemptions. The Purchaser understands that the Units, including the shares of Common Stock and Warrants included therein, are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Units.

 (f)                      Information. The Purchaser and its advisors, if any, have had the opportunity to ask questions of management of the Company and its Subsidiaries and have been furnished with all information relating to the business, finances and operations of the Company and information relating to the offer and sale of the Units, including the shares of Common Stock and Warrants included therein, which have been requested by the Purchaser or its advisors. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser or any of its advisors or representatives shall modify, amend or affect the Purchaser’s right to rely on the representations and warranties of the Company contained herein. The Purchaser understands that its investment in the Units, including the shares of Common Stock and Warrants included therein, involves a significant degree of risk. The Purchaser is aware that the Company regularly file reports with the Securities and Exchange Commission including, without limitation, 10Q and 10K filings, which the Company has done since 2008. The Purchaser acknowledges having access to those reports and represents that they has review all such filings to their satisfaction including, the financial statements, statements of auditors, management disclosures, and history of operations. The Purchase is aware that the company is currently traded on the OTC markets and is aware of the risks associated with small cap companies. The Purchaser further represents to the Company that the Purchaser’s decision to enter into this Agreement has been based solely on the independent evaluation of the Purchaser and its representatives.

 (g)                      Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Units or the shares of Common Stock and Warrants included therein.

(h)           Intent.  The Purchaser is purchasing the Units solely for investment purposes, for the Purchaser’s own account and not for the account or benefit of any U.S. Person (as defined below) or any other person or entity, and not with a view towards the distribution or dissemination thereof.  The Purchaser has no present arrangement to sell the Units or the shares of Common Stock and Warrants included therein to or through any person or entity.  The Purchaser understands that the Units, including the shares of Common Stock and Warrants included therein and the shares of Common Stock issuable upon exercise of the Warrants, must be held indefinitely unless such securities are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available.

(i)           Investment Experience.  The Purchaser, or the Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the kind described in this Agreement. The Purchases has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment. By reason of the business and financial experience of the Purchaser or his or her professional advisors (who are not affiliated with or compensated in any way by Company or any of its affiliates or selling agents), the Purchaser can protect his or her own interests in connection with the transactions described in this Agreement.  The Purchaser is able to afford the loss of his, her or its entire investment in the Units.

(j)           Independent Investigation.  The Purchaser, in making the decision to purchase the Units, has relied upon an independent investigation of Company, including but not limited to reviewing the Company’s 10K, 10Q, S-1, S-2, and 8K filings, and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from Company, its officers, directors or employees or any other representatives or agents of Company, other than as set forth in this Agreement.  The Purchaser is familiar with the business, operations and financial condition of Company and has had an opportunity to ask questions of, and receive answers from, Company’s officers and directors concerning Company and the terms and conditions of the offering of the Units and has had full access to such other information concerning Company as the Purchaser has requested.

(k)           Authority.  This Agreement has been validly authorized, executed and delivered by the Purchaser and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Purchaser is a party.

(l)           No Advice from Company.  The Purchaser acknowledges that he, she or it has had the opportunity to review this Agreement, the exhibit(s) hereto and the transactions contemplated by this Agreement with the Purchaser’s own legal counsel and investment and tax advisors.  Except for any statements or representations of Company made in this Agreement, the Purchaser is relying solely on such counsel and advisors and not on any statements or representations of Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(m)           Reliance on Representations and Warranties.  The Purchaser understands that the Units are being offered and sold to the Purchaser in reliance on exemptions contained in specific provisions of United States federal and state securities laws and that Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the applicability of the exemptions contained in such provisions.

(n)           Regulation S Exemption.  The Purchaser acknowledges and agrees that none of the or the shares of Common Stock and Warrants included therein have been registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined herein), except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in each case only in accordance with applicable state and provincial securities laws. The Purchaser understands that the Units are being offered and sold to him, her or it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Units.  In this regard, the Purchaser represents, warrants and agrees that:

 (i)           The Purchaser is not a U.S. Person and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of Company and is not acquiring the Units for the account or benefit of a U.S. Person.  A “U.S. Person” means any one of the following:

(A)
any natural person resident in the United States of America;

(B)
any partnership, limited liability Company, corporation or other entity organized or incorporated under the laws of the United States of America;

(C)
any estate of which any executor or administrator is a U.S. Person;

(D)
any trust of which any trustee is a U.S. Person;

(E)
any agency or branch of a foreign entity located in the United States of America;

(F)
any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)
any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H)
any partnership, Company, corporation or other entity if:

(1)
organized or incorporated under the laws of any foreign jurisdiction; and

(2)
formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii)           At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States.

(iii)          The Purchaser realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Purchaser has in mind merely acquiring the Units, including the shares of Common Stock and Warrants included therein, for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Purchaser does not have any such intention.

(iv)            The Purchaser will not, during the period commencing on the date of issuance of the Units and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Units or the shares of Common Stock and Warrants included therein, in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(v)           The Purchaser will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Units, including the shares of Common Stock and Warrants included therein, only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(vi)           The Purchaser was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Units, including the shares of Common Stock and Warrants included therein, including without limitation, any put, call or other option transaction, option writing or equity swap. This Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the Units and Securities are being acquired for investment purposes by the Purchaser.

(vii)           Neither the Purchaser nor or any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Units, including the shares of Common Stock and Warrants included therein, and the Purchaser and any person acting on his or her behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(viii)           The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ix)           Neither the Purchaser nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Units or the shares of Common Stock and Warrants included therein,.  The Purchaser agrees not to cause any advertisement of the Units or the shares of Common Stock and Warrants included therein, to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to such securities, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(o)           No Advertisements or Direct Selling Effort.  The Purchaser is not receiving the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting. The Purchaser has not acquired the Units as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S) in the United States in respect of any of the Units, including the shares of Common Stock and Warrants included therein, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Units or the shares of Common Stock and Warrants included therein; provided, however, that the Purchaser may sell or otherwise dispose of any of such securities pursuant to registration of any of the Shares pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein.

(p)           Legend.  The Purchaser acknowledges and agrees that the Units, including the shares of Common Stock and Warrants included therein, shall bear a restricted legend (the “Legend”), in the form and substance as set forth in Section 3 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) in accordance with the applicable provisions of Regulation S, promulgated under the Securities Act, (iii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iv) pursuant to any other exemption from the registration requirements of the Securities Act or for estate planning purposes.

(q)           Compliance with Laws.  Any resale of the Units, including the shares of Common Stock and Warrants included therein, during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.  Further, any such sale of such securities in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction.  The Purchaser will not offer to sell or sell the Units or the shares of Common Stock and Warrants included therein, in any jurisdiction unless the Purchaser obtains all required consents, if any.

7. Further Assurances.   Each Party to this Agreement will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

8. Entire Agreement; Amendments.   This Agreement contains the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein, neither Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by both Parties.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

9. Survival of Agreements, Representations and Warranties, etc.   All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

10. Successors and Assigns.   This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

11. Governing Law. This Agreement and the obligations, rights and remedies of the Parties hereto are to be construed in accordance with and governed by the laws of the State of New York, with any action/dispute concerning this Agreement to be commenced exclusively in the state and federal courts sitting in New York.

12. Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

13. Miscellaneous.  This Agreement embodies the entire agreement and understanding between the Parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.   If any provision of this Agreement shall be held invalid or unenforceable for whatever reason, the remainder of this Agreement shall not be affected thereby and every remaining provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This Agreement may be executed in any number of counterparts and by the Parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

14. All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by reputable overnight courier (i.e., Federal Express) or delivered by e-mail transmission to the parties hereto as follows:

If to the Company:

The address first written above, attention Kim Thompson, CEO

With a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC
1450 Broadway, 26th Floor
New York, NY 10017
Attn: Louis Taubman, Esq.
Fax No.: (212) 202-6380

If to the Purchaser:

Attn:

With a copy (which shall not constitute notice) to:

Any party hereto may change the address for receipt of communications by giving written notice to the others.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Share Purchase Agreement as of the date first above written.

Kraig Biocraft Laboratories, Inc. (the “Company”):

By:_______________________
Name:
Title:

Purchaser:

EXHIBIT A
Piggy-Back Registration Rights

The shares of Common Stock included in the Units and the shares of Common Stock issuable upon exercise of the Warrants will be deemed “Registrable Securities” subject to the provisions of this Exhibit A. All capitalized terms used but not defined in this Exhibit A shall have the meanings ascribed to such terms in the Securities Purchase Agreement to which this Exhibit is attached.

1.
Piggy-Back Registration.

1.1           Piggy-Back Rights. If at any time on or after the date of the Reg S Closing the Company proposes to file any Registration Statement under the 1933 Act (a “Registration Statement”) with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for a dividend reinvestment plan or (iii) in connection with a merger or acquisition, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities appearing on the books and records of the Company as such a holder as soon as practicable but in no event less than ten (10) days before the anticipated filing date of the Registration Statement, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such holders may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall cause the managing underwriter or underwriters of a proposed public offering (inclusive of best efforts and firm commitment offerings) to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

1.2           Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 1.5 below.

1.3           The Company shall notify the holders of Registrable Securities at any time when a prospectus relating to such holder’s Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of such holder, the Company shall also prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The holders of Registrable Securities shall not to offer or sell any Registrable Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

1.4           The Company may request a holder of Registrable Securities to furnish the Company such information with respect to such holder and such holder’s proposed distribution of the Registrable Securities pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and such holders shall furnish the Company with such information.

1.5           All fees and expenses incident to the performance of or compliance with this Exhibit A by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any trading market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) with respect to any filing that may be required to be made by any broker through which a holder of Registrable Securities intends to make sales of Registrable Securities with the FINRA, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) 1933 Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by this Exhibit A and (vii) reasonable fees and disbursements of a single special counsel for the holders of Registrable Securities (selected by holders of the majority of the Registrable Securities requesting such registration), up to $10,000 for each registration. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any holder of Registrable Securities.

1.6           The Company and its successors and assigns shall indemnify and hold harmless the Purchaser, each holder of Registrable Securities, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each individual or entity who controls the Purchaser or any such holder of Registrable Securities (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Exhibit A, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding the Purchaser or such holder of Registrable Securities furnished to the Company by such party for use therein. The Company shall notify the Purchaser and each holder of Registrable Securities promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Exhibit A of which the Company is aware.

1.7           If the indemnification under Section 1.6 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Company shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Company and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Company or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 1.6 was available to such party in accordance with its terms. It is agreed that it would not be just and equitable if contribution pursuant to this Section 1.7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this Section 1.7, neither the Purchaser nor any holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such party from the sale of all of their Registrable Securities pursuant to such Registration Statement or related prospectus exceeds the amount of any damages that such party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

[End of Exhibit A]

EXHIBIT B

Form of Stock Purchase Warrant